PRICING SUPPLEMENT NO. 103                                   Rule 424(b)(3)
DATED: January 8, 1998                                   File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997)


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:         Floating Rate Notes           Book Entry Notes
$100,000,000              [x]                           [x]

Original Issue Date:      Fixed Rate Notes              Certificated Notes
January 8, 1998           [_]                           [_]

Maturity Date:
January 8, 1999

Option to Extend Maturity:          No  [x]

                                    Yes [_]   Final Maturity Date:


                                               Optional         Optional
                        Redemption             Repayment        Repayment
Redeemable On           Price(s)               Date(s)          Price(s)
-------------           ----------             ---------        ---------

N/A                     N/A                    N/A              N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                         Maximum Interest Rate: N/A

[_]         Commercial Paper Rate            Minimum Interest Rate: N/A

[_]         Federal Funds Rate               Interest Reset Date(s): *

[_]         Treasury Rate                    Interest Reset Period: Monthly

[_]         LIBOR Reuters                    Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                       Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): -0.02%

------------------------------------
*        February 2, 1998, March 2, 1998, April 2, 1998, May 4, 1998, June 2,
         1998, July 2, 1998, August 3, 1998, September 2, 1998, October 2, 1998,
         November 2, 1998 and December 2, 1998.

**       February 2, 1998, March 2, 1998, April 2, 1998, May 4, 1998, June 2,
         1998, July 2, 1998, August 3, 1998, September 2, 1998, October 2, 1998,
         November 2, 1998, December 2, 1998 and at maturity.

***      5.64797%.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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